UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

STRATEGIC INTERNET INVESTMENTS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT 59903
(Address of principal executive offices)

Registrant's telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Entry into a Material Definitive Agreement, Unregistered Sale

Item 1.01 Entry into two Material Definitive Agreements.
Effective March 15, 2013, the Company retained the services of Mohammed AS. Aljeaidi and Hamid A.S. Aljeaidi under two separate consulting agreements to provide Public Relations and Promotional Services, including institutional and individual investor relations services to increase awareness of the Company’s businesses within the Middle East Gulf Council States and thereby create a potential market for the Company’s securities in the region. The agreements also specifies that the Public Relations services the Consultants will provide includes promotion of the Company’s publicly traded stock for purchase by qualified investors, obtaining write ups about the company and acting as a relations consultant for a twelve month period from the date hereof.

The term of the Contractor's appointment shall commence on March 15, 2013 and continue for a term of 12 months expiring on March 15, 2014.

The Consultants acknowledge the financial constraints of the Company and is willing to accept Restricted Rule 144 Reg. S shares in lieu of cash as full payment of all compensation under the Agreement for amounts owed. The Consultants also acknowledge that as the shares of the Company are restricted for an indeterminate period of time, and as their future value is uncertain, the Company agrees to issue in advance a sufficient number of shares to account for the time, and risk factors associated with receiving payment of restricted common shares for services and agrees to the allotment and issuance, subject to the conditions herein, of 600,000 shares under each agreement to each consultant (1,200,000 total shares) of restricted Rule 144 common stock issued as full payment to each of the Consultants under the Agreement.

For the purposes of each agreement, the consulting services fee shall be deemed to be USD $60,000 ($5,000 per month) for the 12 month term of each agreement for a total of USD $120,000 ($10,000 per month).

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to Item 1.01 listed above, the Company shall issue 600,000 shares of restricted Rule 144 common stock to Mohammed A.S. Aljeaidi (or the Consultants nominee) and 600,000 shares of restricted Rule 144 common stock to Hamid A.S. Aljeaidi for a total of 1,200,000 shares issued as full payment to the Consultants under the Agreements.

Item 9.01 Financial Statements and Exhibits
(A) Exhibits

Example of Consulting Agreements. Both Consulting Agreements are identical.

Exhibit No. 2.1 Consulting Agreement, dated March 15, 2013.  (Both Consultants are engaged under identical agreements therefore only one provided in this Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ “Fred Schultz”
Fred Schultz, Director

Date: March 15, 2013